CUSIP No. 00950H102	13 G	Page 24 of 25 Pages

Exhibit 99.1

AGREEMENT

Pursuant to Rule 13d-1(k)(1) promulgated pursuant to the Securities Exchange Act of 1934, as amended, the undersigned agree that the attached Schedule 13G is being filed on behalf of each of the undersigned.

February 13, 2004	VENROCK ASSOCIATES

	By:	/s/ Anthony Sun

Anthony Sun
Managing General Partner

February 13, 2004	VENROCK ASSOCIATES II, L.P.

	By:	/s/ Anthony Sun

Anthony Sun
Managing General Partner

February 13, 2004	VENROCK ENTREPRENEURS FUND, L.P.
	By:	Venrock Management LLC, its General Partner

	By:	/s/ Anthony Sun

Anthony Sun
Member

February 13, 2004	VENROCK MANAGEMENT LLC

	By:	/s/ Anthony Sun

Anthony Sun
Member

February 13, 2004	GENERAL PARTNERS / MEMBERS

*

Michael C. Brooks

*

Joseph E. Casey

*

Eric S. Copeland

*

Anthony B. Evnin

*

Thomas R. Frederick

*SEE INSTRUCTION BEFORE FILLING OUT!

CUSIP No. 00950H102	13 G	Page 25 of 25 Pages

/s/ Terence J. Garnett

Terence J. Garnett

*

David R. Hathaway

/s/ Bryan E. Roberts

Bryan E. Roberts

*

Ray A. Rothrock

*

Anthony Sun

*

Michael F. Tyrrell

* By:	/s/ Anthony Sun

Anthony Sun
Attorney-in-Fact

*SEE INSTRUCTION BEFORE FILLING OUT!